Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement (Investment Company Act File No. 811-10171) of Master Senior Floating Rate Trust on Form N-2 of our report dated October 23, 2003 appearing in the August 31, 2003 Annual Report of Merrill Lynch Senior Floating Rate Fund II, Inc., in Part B, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey December 19, 2003